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                                                                    Exhibit 10.5

                       EL SITIO INTERNATIONAL CORPORATION

                             SUBSCRIPTION AGREEMENT


                           Dated as of August 31, 1999

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            THIS SUBSCRIPTION AGREEMENT, dated as of this 31st day of August.
1999 (this "Agreement"), by and between El Sitio International Corporation, a corporation organized and existing under the laws of the British Virgin Islands (the "Company"), and TV Azteca, S.A. de C.V., a corporation organized and existing under the laws of Mexico (the "Purchaser").

                              W I T N E S S E T H:

            WHEREAS, the Company desires to issue to the Purchaser, and the Purchaser desires to purchase from the Company, Shares (as such term is defined below) in exchange for the Purchaser providing the Company television advertising time; and

            WHEREAS, certain terms used in this Agreement are defined in Section
6.1 hereof;

            NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

      1. Sale and Purchase of Securities.

            1.1 Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase from the Company 355,478 shares of Class A Preferred Stock, par value $1.00 per share, of the Company ("Shares").

      2. Purchase Price.

            2.1 Amount of Consideration. The Purchaser agrees to provide the Company with television advertising time worth US$3,500,000 over a period of three (3) years, beginning on July 2, 1999, on the Purchaser's television channels (which amounts shall be based on rates actually charged to similarly-situated clients of the Purchaser at the time) as set forth on Schedule A. For purposes of calculating the number of Shares to be issued pursuant to this Agreement, the value of the advertising time provided by the Purchaser shall be the net present value of such advertising time, which has been calculated by applying an annual discount rate of 30% and equals US$2,489,010.

            2.2 Additional Consideration. The Purchaser agrees to use reasonable efforts to enter into barter arrangements with third parties to reduce the Company's cash infrastructure and promotional costs related to office space and other overhead expenses. Any cash savings for the Company obtained by the Purchaser through such arrangements (as mutually agreed in good faith by the parties hereto) shall be treated as "Additional Consideration" for the purchase of Shares. Within 15 days after realizing any such cash savings, the Company agrees to issue Shares in an amount equal to (x) such Additional Consideration divided by (y) US$7.00186.

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      3. Representations and Warranties of the Company.

            The Company hereby represents and warrants to the Purchaser that:

            3.1 Organization and Good Standing: Capitalization. The Company is duly organized and validly existing under the laws of the British Virgin Islands and has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as it is proposed to be conducted. The Company is duly qualified or authorized to do business as a foreign corporation and, except as specifically stated therein, is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties or assets requires such qualification or authorization.

            3.2 Authorization of Agreement: Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Purchaser, this Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

            3.3 Authorization of Shares. The issuance, sale and delivery of the Shares to be purchased pursuant to Section 1.1 have been duly authorized by all requisite action of the Company, and, when issued, sold, and delivered in accordance with this Agreement, the Shares will be validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and not subject to preemptive or any other similar rights of the stockholders of the Company or others.

            3.4 Changes. The representations and warranties set forth in Section 4 of a certain Stock Purchase Agreement dated as of June 21, 1999 (the "Stock Purchase Agreement"), among El Sitio International Corporation and each of the persons or entities set forth on Exhibit A thereto (a copy of which representations and warranties are attached hereto), were true and correct as of the date of such Stock Purchase Agreement; there has been no material adverse change in the Company, or its business or prospects since June 21, 1999.

      4. Representations and Warranties of the Purchaser.


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            The Purchaser hereby represents and warrants to the Company that:

            4.1 Capacity; Authorization. The Purchaser is duly organized and validly existing under the laws of Mexico and has the corporate power to carry on its business as now conducted. The Purchaser has all requisite corporate authority to execute and deliver this Agreement and to perform fully its obligations hereunder and thereunder. Assuming due execution and delivery by the Company of this Agreement, this Agreement will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

            4.2 Investment Purposes. (a) The Purchaser is acquiring the Shares it has agreed to purchase for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act, (b) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, (c) it is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (d) the Company has made available to it the opportunity to ask questions and to receive answers, and to obtain information necessary to evaluate the merits and risks of this investment, and the Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares, (e) the Purchaser understands, acknowledges and agrees that the Shares have not been registered under (and that the Company has no present intentions to register the Shares under) the U.S. Securities Act or applicable U.S. state securities law, and may not be sold or otherwise transferred by the Purchaser to a United States person unless the Shares have been registered under the U.S. Securities Act and applicable U.S. state securities laws or are sold or transferred in a transaction exempt therefrom, and (f) no broker has acted on behalf of the Purchaser in connection with this Agreement, and there are no brokerage commissions, finders' fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.

      5. Further Agreements of the Parties.

            5.1 Confidentiality. Except as may be required by applicable law or as otherwise agreed among the parties hereto, neither the Company nor the Purchaser nor any of their respective Affiliates (as such term is defined below) shall at any time divulge, disclose, disseminate, announce or release any information to any Person concerning this Agreement, the transactions contemplated hereby or any trade secrets or other confidential information of the Company or the Purchaser, without first obtaining the prior written consent of the other parties hereto; provided, however, that each party to this Agreement shall be entitled to disclose information with respect to the Purchaser's investment in the Company on any reports the Purchaser furnishes to its investors or as otherwise required by law.


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            5.2 Extension. If, after three (3) years from July 2, 1999, the
Purchaser has not provided the Company with television advertising time worth US$3,500,000, this Agreement shall be automatically extended for an additional twelve (12) months (the "Extension Period"). During the Extension Period, the Purchaser shall make a reasonable effort to provide the Company with advertising time such that the total amount of advertising time received by the Company under this Agreement equals US$3,500,000. Any unused advertising amounts after the Extension Period shall be deemed surrendered and the Purchaser's obligations under this Agreement will cease to exist.

            5.3 Ratification of Other Undertakings. In connection with the sale and purchase of Shares, the Company and the Purchaser hereby ratify the undertakings set forth in paragraph 5 of a certain Letter Agreement, dated February 11, 1999, by and between the Company and the Purchaser (the "Letter Agreement"). The undertakings pertain to barter arrangements, a promotional event and commissions.

            5.4 Registration Rights. The Company will use all reasonable efforts to cause the Purchaser to become a party to that certain Registration Rights Agreement, by and among El Sitio International Corporation and the holders of its Class A Preferred Stock, dated as of July 2, 1999.

            5.5 Reservation of Shares. The Company will reserve a number of its common shares sufficient to enable the Purchaser to convert the Shares into common shares pursuant to the Memorandum of Association of the Company.

      6. Miscellaneous.

            6.1 Certain Definitions.

            "Affiliate" of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

            "law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline.

            "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.


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            "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

            6.2 Submission to Jurisdiction; Consent to Service of Process.

                  (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the Borough of Manhattan, State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 6.5 hereof.

            6.3 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) and the surviving provisions contained in the Letter Agreement as per paragraph 9 thereof represent the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and thereof and can be amended, supplemented or changed, and any provision hereof and thereof can be waived, only by written instrument making specific reference thereto signed by the parties hereto.

            6.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereunder which would specify the application of the law of another jurisdiction.

            6.5 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, telecopied or mailed by certified mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):


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            If to the Company:

            El Sitio International Corporation
            Avenida Belgrano 845, 4th Floor
            1092 Buenos Aires, Argentina
            Telephone: 54114-343-9122
            Telecopier: 54114 343-9122, ext. 104
            Attention: Robert Cibrian-Campoy

            with a copy to:

            Paul, Hastings, Janofsky & Walker LLP
            399 Park Avenue, 31st Floor
            New York, New York 10022
            Attention: Neil A. Torpey
            Telephone: (212) 318-6034
            Telecopier: (212) 318-4090

            If to the Purchaser:

            TV Azteca, S.A. de C.V.
            Periferico Sur, No. 4121
            Col. Fuentes de Pedregal
            14141 Mexico, D.F.
            Telephone: 011-525420-1302
            Telecopier: 011-525420-1409
            Attention: Adrian Steckel

            with a copy to:

            Cleary, Gottlieb, Steen & Hamilton
            One Liberty Plaza
            New York, N.Y. 10006
            Telephone: 212-225-2584
            Telecopier: 212-225-3999
            Attention: Leslie N. Silverman

            All notices are effective upon receipt or upon refusal if properly delivered.

            6.6 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

            6.7 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, except that neither


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party may assign or transfer any of its rights or obligations under this
Agreement without the prior written consent of the other party.

            6.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]


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               IN WITNESS WHEREOF, the parties hereto have executed, or have caused this Agreement to be executed, by their respective officers thereunto duly authorized, as of the date first written above.

                                         EL SITIO INTERNATIONAL CORPORATiON,
                                         as the Company


                                         By: /s/ Roberto Cibrian-Campoy
                                            ------------------------------------
                                            Name: Roberto Cibrian-Campoy
                                            Title: President, CEO

                                         TV AZTECA, SA. de C.V.,
                                         as the Purchaser


                                         By: Adrian Steckel
                                            ------------------------------------
                                            Name:
                                            Title:


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                                   SCHEDULE A

                      Net Present Value of Advertising Time
                Deemed to be Delivered by TV Azteca, S.A. de C.V.

                                  Actual Value             Net Present Value of
       Year/Quarter             of Advertising Time         Advertising Time
       ------------             -------------------         ----------------

         1999/Q3*                  US$375,000                   US$359,012

         1999/Q4                   US$375,000                   US$336,220

         2000/Q1                   US$375,000                   US$314,875

         2000/Q2                   US$375,000                   US$294,885

         2000/Q3                   US$250,000                   US$184,109

         2000/Q4                   US$250,000                   US$172,421

         2001/Q1                   US$250,000                   US$161,474

         2001/Q2                   US$250,000                   US$151,223

         2001/Q3                   US$250,000                   US$141,622

         2001/Q4                   US$250,000                   US$132,631

         2002/Q1                   US$250,000                   US$124,211

         2002/Q2                   US$250,000                   US$116,325

          Total                  US$3,500,000                 US$2,489,010

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* As of the date of this Agreement, US$139,221 of advertising time has been provided to the Company by the Purchaser, and such amount will be credited towards the advertising time to be delivered in the third quarter of 1999.